UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Viamet Pharmaceuticals Holdings, LLC*

(to be converted into Viamet Pharmaceuticals Corp.)

(Exact name of registrant as specified in its charter)

Delaware	45-4059526
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4505 Emperor Blvd., Suite 300 Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-210668

Securities to be registered pursuant to Section 12(g) of the Act: None.

* Viamet Pharmaceuticals Holdings, LLC, a limited liability company organized under the laws of Delaware, is the registrant filing this Registration Statement with the Securities and Exchange Commission. Prior to the listing on The NASDAQ Stock Market LLC, Viamet Pharmaceuticals Holdings, LLC will be converted into a corporation organized under the laws of Delaware, pursuant to the Delaware Limited Liability Company Act Section 18-216 and the General Corporation Law of the State of Delaware Section 265 and renamed Viamet Pharmaceuticals Corp. The Common Stock to be listed on The NASDAQ Stock Market LLC and referred to herein are securities of Viamet Pharmaceuticals Corp.

Item 1. Description	of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the Registrant’s common stock, $0.001 par value per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-210668), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Viamet Pharmaceuticals Holdings, LLC

By:	/s/ Robert J. Schotzinger
Robert J. Schotzinger
President and Chief Executive Officer

Dated: May 6, 2016